Exhibit 99.1

Press Release For Immediate Release

Value Exchange International, Inc. Appoints Three Experienced International Businessmen to Board of Directors and Audit Committee

Hong Kong, April 12, 2022. Value Exchange International, Inc. (OTCQB: VEII) announced today the appointment of three experienced international businessmen and professionals with extensive experiences across accounting, auditing, corporate finance, valuation, corporate investment and development as non-executive directors and audit committee members. The new directors’ profiles are set out below.

Kenneth Tan, our Chief Executive Officer, stated, “The addition of these three exceptional businessmen with extensive experience in international business and financial matters is another example of our company’s commitment to building a company designed for future success. The capabilities and experience of these three gentlemen will enhance the capabilities and contributions of the Board of Directors in implementing our efforts to grow the company.

Robert Trapp. Mr. Trapp has 38 years of cross-cultural business experience with both public and privately-owned companies in Asia, the United States and Canada, in a diverse range of industries including hospitality, finance, property, mining, software, biotech and consumer goods. Mr. Trapp is the Chief Executive Officer of BMI Capital International LLC, a FINRA broker-dealer, a position he has held since June 2015. Mr. Trapp has served as Vice-President at DSS Wealth Management, Inc. since May 2021. Mr. Trapp served on the Board of Directors of Alset EHome International Inc. from November 2020 to November 2021. Mr. Trapp also served as General Manager of SeD Development Management LLC, a subsidiary of Alset EHome International, a position he held from September 2015 to February 2018. In addition, Mr. Trapp presently serves on the Board of Directors of several of the subsidiaries of Alset EHome International. Mr. Trapp has served as a member of the Board of Directors of American Premium Water Corporation since September 2020. Mr. Trapp has served as a member of the Board of Directors of Sharing Services Global Corporation since November 2020. Mr. Trapp has served on the Board of Directors of Theralink Technologies Inc. formerly Avant Diagnostics Inc. since November 2017 to June 2020. Previously, Mr. Trapp served on the Board of Directors of Amarantus Bioscience Holdings Inc. from February 2017 until May 2017 and on the Board of Directors of GigWorld Inc. from December 2014 until June 2015. Mr. Trapp served as President and Director at Master of Real Estate LLC, a subsidiary of Zensun Enterprises Limited (formerly known as Heng Fai Enterprises Limited), a company listed on the Hong Kong Stock Exchange, from August 2014 to August 2015 and served as Senior Vice-President with Inter-American Management LLC, a property management subsidiary of Zensun Enterprises Limited, from October 2013 to August 2015. Mr. Trapp served as a Director of eBanker USA.com, a subsidiary of Zensun Enterprises Limited, from March 1998 to August 2015, and served as General Manager and Rep Director with Hotel Plaza Miyazaki, a subsidiary of eBanker USA.com, from September 2009 to May 2013. Mr. Trapp holds a Bachelor of Commerce degree from the University of Calgary and a Bachelor of Applied Arts in Hospitality & Tourism Management from Ryerson University in Toronto, Canada.

Mr. Wong Shui Yeung (Frankie). Mr. Wong is a practicing member and fellow member of Hong Kong Institute of Certified Public Accountants and a member of Hong Kong Securities and Investment Institute and holds a bachelor’s degree in business administration. He has over 20 years’ experience in accounting, auditing, corporate finance, corporate investment and development, and company corporate secretarial practice. Mr. Wong has served as a member of the Board of Directors of Alset EHome International Inc. and Alset Capital Acquisition Corp. since November 2021 and January 2022 respectively, the shares of which are listed on NASDAQ. Mr. Wong has served as an independent non-executive director of Alset International Limited since June 2017, the shares of which are listed on the Catalist Board of Singapore Stock Exchange. He was an independent non-executive director of SMI Holdings Group Limited from April 2017 to December 2020, the shares of which were listed on the Main Board of The Stock Exchange of Hong Kong Limited and was an independent non-executive director of SMI Culture & Travel Group Holdings Limited from December 2019 to November 2020, the shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited.

Wong Tat Keung (Aston). Since 2021, Mr. Wong has served as the sole proprietor of Aston CPA and Associates, a registered certified public accounting firm. Mr. Wong has served as a member of the Board of Directors of Alset Capital Acquisition Corp. since January 2022. He has been an independent non-executive director of Alset International since January 2017. Mr. Wong has been an independent non-executive director of Roma Group Limited, a valuation and technical advisory firm, since March 2016, and has served as an independent non-executive director of Lerthai Group Limited, a property, investment, management and development company, since December 2018. Previously, he served as the director and sole proprietor of Aston Wong CPA Limited and Aston Wong & Co., registered certified public accounting firms, from February 2010 to November 2020 and January 2006 to February 2010 respectively. He was also a Partner at Aston Wong, Chan & Co., Certified Public Accountants and he served at Gary Cheng & Co., Certified Public Accountants as Audit Senior. He served as an Audit Junior to Supervisor of Hui Sik Wing & Co., certified public accountants from April 1993 to December 1999.He served as an independent non-executive director of SingHaiyi from July 2009 to July 2013 and ZH Holdings from December 2009 to July 2015. Mr. Wong is a Certified Public Accountant admitted to practice in Hong Kong. He is a Fellow Member of Association of Chartered Certified Accountants and an Associate Member of the Hong Kong Institute of Certified Public Accountants. He holds a Master in Business Administration degree (financial services) from the University of Greenwich, London, England.

About Value Exchange: Company is a U.S. public holding company headquartered in Hong Kong, with offices in Shenzhen, Guangzhou, Shanghai, and Beijing China, Manila and Kuala Lumpur. Company provides integrating, market-leading Point-of-Sale/Point-of-Interaction (POS/POI), Merchandising, CRM & Reward, Locational Based (GPS & Indoor Positioning System (IPS)) Marketing, Customer Analytics, and Business Intelligence solutions. Company’s retail POS solutions process tens of millions of transactions per year at approximately 20,000 retail outlets in Asia.

Forward-looking Statements: This press release may contain forward-looking statements regarding Value Exchange International, Inc. (the "Company") within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: prospects of future growth; the likelihood that the Company will continue to deliver and financially benefit from its core information technology services business; the financial outlook of the Company; the general ability of the Company to achieve its commercial objectives, including the focus on higher profit work; the business strategy, plans and objectives of the Company and its subsidiaries, including its ability to mitigate the future impact of COVID-19 pandemic and any future mutations of the COVID-19 coronavirus on the Company's business operations and efforts to grow; ability of Company to find affordable, adequate funding for any future expansion of Company’s business and markets; ability of Company to properly manage and integrate any future acquisitions or manage any expanded operations; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," “hopes,” "anticipates," "seeks," "should," "could," "intends," or "projects" or similar and variant expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and status as a smaller reporting company as well as those listed in other reports posted on The OTC Markets Group, Inc. website and filed with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

Contact:

Value Exchange Investor Relations Contact:

Johan Pehrson

Email: ir@value-exch.com

www.value-exch.com

(852) 2950 4288